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                                  EXHIBIT 1
                                  ---------


           IDENTIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
           --------------------------------------------------------


           Citicorp Mezzanine III, L.P. is a Delaware limited partnership located in New York, NY.

           Citicorp Venture Capital Ltd. is a New York corporation
                           located in New York, NY.


Each of the undersigned hereby affirms the identification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


Date: February 8, 2006





                                          CITIGROUP INC.


                                          By: /s/ Ali L. Karshan
                                              --------------------------------
                                               Name:  Ali L. Karshan
                                               Title: Assistant Secretary